UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 6, 2012

IP TECHNOLOGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53827	26-0378308
(Commission File Number)	(IRS Employer Identification No.)

1202 Lexington Ave., Suite 355
New York, NY	10028
(Address of Principal Executive Offices)	(Zip Code)

(646) 481-4524

(Registrant’s telephone number, including area code)

____________________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 6, 2012, IP Technology Services, Inc. (the “Company,”) entered into subscription agreements with several accredited investors, pursuant to which it issued and sold an aggregate of 1,607,950 shares of common stock at a purchase price of $0.02 per share for aggregate proceeds of $32,159.

A copy of the form of Subscription Agreement is attached as Exhibits 10.1 to this Current Report on Form 8-K. The descriptions of certain terms of the Subscription Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Subscription Agreement, a copy of which is attached hereto as Exhibits 10.1, and is incorporated herein by reference.

The foregoing securities were sold to a limited number of accredited investors, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder without payment of commissions to any person. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

Item 3.02

Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Number

Exhibit

10.1

Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IP TECHNOLOGY SERVICES, INC.

Date:  August 10, 2012

By:/s/ Neil Rock

Neil Rock

President

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